EXHIBIT 10.67
                                                                   -------------


                         WARREN FIVE CENTS SAVINGS BANK

                                 REVOLVING NOTE


                                                        Wakefield, Massachusetts
$1,000,000.00
                                                        November 3, 2000


     FOR VALUE RECEIVED, the undersigned, which term wherever used herein shall mean all and each of the signers of this Note, jointly and severally if more than one, promises to pay to WARREN FIVE CENTS SAVINGS BANK, a Massachusetts banking corporation duly organized by law and having a mailing address of P.O. Box 6159, Peabody, Massachusetts 01961, (hereinafter called "Bank"), or order, at said Bank, on demand, the aggregate unpaid principal amount of all advances hereunder outstanding from time to time, as shown on the books and records of said Bank, which shall be presumed to be conclusive, together with interest from the date hereof on the unpaid principal balance from time to time outstanding at a fluctuating per annum rate equal to the Bank's Base Rate from time to time in effect plus one (1.00%) percent, such interest to be payable monthly in arrears, commencing thirty (30) days from the date hereof and on the same day of each month thereafter. The "Base Rate" is the annual rate of interest defined in the Loan Agreement (hereinafter defined) and is published from time to time by the Bank at its principal banking office. The applicable fluctuating rate shall change as and when the Base Rate changes. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     It is a condition of this Note that the maximum aggregate amount of advances hereunder at any one time outstanding is not to exceed the lesser of
(i) ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS, or (ii) the Borrowing Base as defined in the Loan Agreement. In the event that aggregate advances outstanding shall exceed such amount, the undersigned will forthwith, without demand or notice, make payment to Bank in such amount as will reduce the total outstanding to an amount not in excess of such maximum aggregate amount. Amounts borrowed and repaid hereunder from time to time, may be reborrowed in the absence of the occurrence of an Event of Default as enumerated in the Loan Agreement or a demand for payment by the Bank.

     This Note shall evidence advances and other extensions of credit made or to be made by the Bank to the undersigned from time to time. This Note and the liabilities, obligations and undertakings hereunder of the undersigned and any indorsers or guarantors hereof shall not be discharged by any payment which reduces the unpaid principal balance of such advances and

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other extensions of credit to zero if the Bank shall thereafter make further advances or other extensions of credit to the undersigned, pursuant to requests by the undersigned or otherwise.

     In the event that any advance or other extension of credit, or payment of any obligation outstanding hereunder, shall be effected by telephone or other oral advice to the Bank from the undersigned, or any person duly authorized by the undersigned, such advice shall be confirmed in writing by the undersigned to the Bank by delivery or mailing, postage prepaid, on the date of such telephone or oral advice, an Authorization Request, a copy of which is annexed hereto as Exhibit "A." The undersigned agrees that the Bank its officers, employees and agents, shall not be liable for any damage, cost or loss resulting from any action taken, upon any telephonic or other oral advice or instructions received or believed to have been received by the Bank from the undersigned or any person duly authorized by the undersigned.

     At the option of the Bank, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any one or more of the Events of Default defined in the Loan and Security Agreement ("Loan Agreement") of even date by and between the undersigned and the Bank, the terms of which are incorporated herein by reference and made an integral part hereof.

     The undersigned agrees to pay, upon the occurrence of an Event of Default, the Bank's costs of collection including reasonable fees of attorneys.

     During any time in which there is an uncured Event of Default under the terms and provisions hereof, or the unpaid principal and interest and other charges due the Bank are not paid when due, or during any extension thereof, then the default rate of interest on the unpaid principal and interest then due shall be equal to the aggregate of the contract rate of interest in effect from time to time plus five (5.00%) percent.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The undersigned waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences to any substitutions, exchanges or releases of collateral if at any time there is available to the holder collateral for this Note, and to the addition or release of any other parties or persons primarily or secondarily liable.

     The undersigned hereby agrees to pay a late charge equal to five (5.00%) percent of any installment not paid when due.


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     All rights and obligations hereunder shall be governed by the law of the
Commonwealth of Massachusetts and this Note shall be deemed to be under seal.

Signed in the presence of:       ANNIE'S HOMEGROWN, INC.


/s/ James F. Sterio              By /s/ PAUL B. NARDONE
--------------------                --------------------------------------------
                                    PAUL B. NARDONE, President

                                 Address:        395 Main Street
                                           -------------------------------------

                                          Wakefield, Massachusetts 01880
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                                   EXHIBIT "A"

                               LOAN AUTHORIZATION


                                                          --------------, ----


WARREN FIVE CENTS SAVINGS BANK
P.O. Box 6159
Peabody, MA 01961

Ladies/Gentlemen:

       This authorizes you to transfer the sum of $_____________ to the undersigned's checking account and charge the undersigned's Revolving Loan account under the undersigned's $1,000,000.00 Revolving Note dated November 3, 2000.

                                            ANNIE'S HOMEGROWN, INC.


                                            By__________________________________